                          PORTIONS OF EXHIBIT OMITTED
        and request for confidential Treatment filed with the Commission

                                                                   EXHIBIT 10.30




                             JOINT VENTURE AGREEMENT


         This Agreement (the "Agreement") is made and entered into this ___ day of March 2000, by and between BITWISE DESIGNS, INC., a Delaware corporation ("Bitwise"), AUTHENTIDATE.COM, INC., a Delaware corporation ("Authentidate") and WINDHORST NEW TECHNOLOGIES AGi.G, a German corporation ("WINDHORST"). Bitwise, Authentidate and Windhorst may be referred to herein individually as a "Party" or collectively as the "Parties."

                                    RECITALS

         WHEREAS, Authentidate has created a service accessible through the World Wide Web allowing users to verify the date, time, content and authorship of documents, digital files and other images;

         WHEREAS, Bitwise is the holder of a majority of the outstanding shares of Authentidate;

         WHEREAS, Windhorst has the experience and expertise to develop and implement Authentidate's business plans in Europe and other international markets;

         WHEREAS, the Parties executed a preliminary agreement dated December 6, 1999 (the "Preliminary Agreement") in which they agreed to the principal terms of the joint venture (the "Joint Venture") subject to the execution of a definitive joint venture agreement;

         WHEREAS, the Parties pursuant to the Preliminary Agreement agreed to establish, develop, launch and maintain an international version of Authentidate in the Territory, as defined below;

         WHEREAS, the Parties desire to enter into this Agreement as the definitive joint venture agreement contemplated by the Preliminary Agreement;

         NOW, THEREFORE, the Parties agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

         1.0 All definitions used in the License shall be deemed incorporated herein by reference.

         "Affiliates" of any Party means any entity that controls, is controlled by or is under common control with such Party. For purposes of this definition, "control" will mean the possession, directly or indirectly, of a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Authentidate Warrants" means warrants to be issued to Windhorst by Authentidate pursuant to Section 7.2.

         "Bitwise Warrants" means warrants to be issued to Windhorst by Bitwise pursuant to Section 7.3.

         "Board of Directors" means the Board of Directors of International as defined in Section 2.2(a) off this Agreement.

         "Business Day" means any day on which the New York Stock Exchange conducts regular trading activities.

         "Business Plan" means the Business Plan developed by Windhorst and International to offer the Service in the Territory through International and the Joint Entities pursuant to Section 5.1(a).

         "Capital Contribution" [***]

         "Initial Capital Contribution" [***]

         "Joint Entities" means the entities formed by the Parties to own and operate the Service in each country in the Territory. The Joint Entities may be wholly owned subsidiaries of International or owned directly by the Parties.

         "License" means the exclusive license to be granted to International and/or the Joint Entities by Authentidate to operate the Service in the Territory.

         "Service" means the online service, developed pursuant to the License, allowing users to verify the date, time, content and authorship of documents, digital data files and other images, including , but not limited to, written text. Service does not include any other service using the Technology developed by Bitwise, Authentidate or their Affiliates but includes any Improvements to the Service.

         "Source Code" shall mean the human readable form of machine executable programming instructions, and related system documentation, including comments, procedural language and material useful for understanding, implementing and maintaining such instructions (for example, logic manuals, flow charts and principles of operation).

         "Technology" [***]

Office and all continuations, continuations in part, reissues, reexaminations and divisions, and foreign counterparts thereof ("Related Patents").

         "Territory" [***]

         "Transfer" means the direct or indirect sale, transfer, pledge, assignment or other disposition of or mortgage, hypothecation, or other encumbrance or permitting or suffering of any encumbrance of all or any part of the equity interests in any Joint Entity.

         "Warrant Shares" means the shares of common stock issuable upon exercise of the Authentidate Warrant and/or the Bitwise Warrant.

         "World Wide Web" means the system for accessing and viewing text, graphics, sound and other media via the collection of computer networks known as the Internet.

                                   ARTICLE II
                         PURPOSE AND SCOPE OF AGREEMENT

         2.1 Purpose

         (a) The Parties jointly undertake, within the Territory, and through International or one or more Joint Entities to establish an Internet service through one or more websites whereby users can create an unalterable digital record of documents, digital data files, facsimiles and other images. The service will provide a verification code for each document Authentidated which the user can use to verify any digital copy of the original document. The service will be accessible through the World Wide Web and facsimile transmission and will be substantially similar to the Authentidate service operated in the United States as adapted to the local markets.

         (b) International and/or the Joint Entities will initially establish the Service [***] and in such other countries located in the Territory as shall be determined by the Board of Directors. The Parties intend to establish a wholly-owned subsidiary of International, or a Joint Entity in each country in the Territory in which the Service is established.

         (c) Except as explicitly set forth in this Agreement, neither Bitwise, Authentidate nor Windhorst, nor their respective Affiliates, shall have any obligation to conduct business exclusively with the other Party, to offer other business opportunities to any other Party, or refrain from competition in any manner whatsoever regardless of whether the Parties are jointly engaged in (or may also engage in) a related activity at any time.



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         2.2 Establishment of Joint Entities

         (a) In accordance with Article III, the Parties will cause to be established in Germany an entity under the name "Authentidate International Holdings AG" ("International") provided that such firm name is available for registration at any competent court. The Parties agree not to market the name of International prior to its approval by the competent German authorities. The principal operating office of International shall be located in Rahden, Germany, but it is mutually understood that, for the reason of practicability, International might have a registered office in Rahden for a transition period.

         (b) As soon as practicable, and from time to time as the Parties implement the Business Plans, the Parties will determine whether to establish in each country in the Territory, an entity under a name which is mutually acceptable to the Parties. Each Joint Entity will either be wholly owned by International or will be owned by the Parties in the same proportion as the ownership of International.

         (c) Each Joint Entity which is established by the Parties shall have constituent documents (articles of association, articles of incorporation, by-laws and the like) as are consistent with local laws, as well as the rights, obligations and remedies provided in this Agreement. The Joint Entities shall be established in a manner which will provide limited liability to the Parties and the most favorable tax treatment to the Joint Venture, unless otherwise agreed by the Parties.

         (d) Unless the Parties agree that each Joint Entity established after the formation of International shall exist as a wholly owned subsidiary of International, upon formation of each of the Joint Entities, each of the Parties shall be entitled to receive the shares (or such other evidence of ownership as is recognized with respect to the entity) representing their respective ownership interests in each of such Joint Entities, subject to the requirements of Article IV.

         2.3 No Partnership

                  Nothing in this Agreement shall be construed as creating between the Parties a partnership, fiduciary or other similar relationship or a joint venture except as expressly provided for herein. Nothing in this Agreement shall create or imply any exclusive relationship or any obligation to inform any other Party, offer to any other Party or to include any other Party in any opportunity which may be available to one of the Parities in the future except as provided in the License.

                                   ARTICLE III
                          ORGANIZATION OF INTERNATIONAL

         3.1 Incorporation

         (a) Within thirty (30) days after the execution of this Agreement all actions necessary to cause the incorporation of International in accordance with this Agreement and under German


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law shall have been initiated by the Parties and all Parties shall use best efforts and cooperate within reasonable limits to ensure that all acts necessary and all documents required will be delivered and filed in a timely manner. In addition, the Parties agree to give a limited power of attorney to the Windhorst attorneys in order to enable them to act on behalf of the Parties to complete the formation of and the issuance of shares in International.

         (b) Windhorst shall cause to be prepared all necessary constitutive documents of International by the Windhorst attorneys, including but not limited to, Articles of Incorporation and By-laws, in accordance with German law and this Agreement. All such documents must be approved by all the Parties prior to filing with the appropriate governmental entities. Windhorst shall cause all such documents to be filed with the appropriate government entities.

         3.2      Capitalization

         (a) International will have an initial authorized capital of 150,000 shares of Common Stock in registered shares with a par value of EURO 1 (one
Euro) per share. The share capital of International shall have only one class of common shares.

         3.3 At the time of establishment of the International, International shall issue 150,000 shares at a price of one EURO per share and the paid-in capital of International shall be equivalent to EURO150,000. The shares shall be issued in accordance with the subscriptions set forth in Section 3.4.

         3.4 The Parties shall initially subscribe for the shares which shall be issued under Section 3.3 above as follows:

         (a) Windhorst shall subscribe for [***].

         (b) Authentidate shall subscribe for [***].

         3.5 Within three (3) business days after all necessary government approvals are received in form and substance acceptable to all Parties, all shares subscribed for in Section 3.4 shall be paid in full to an account to be named by International in immediately available funds. Notwithstanding Section
3.8 hereof, concurrently with the payment for its subscription in accordance with Section 3.4 hereof, Windhorst shall contribute liquid funds to International [***]. Windhorst will provide, in liquid funds, in addition to the subscription price for its initial shares in International and concurrently with the payment of its Additional Subscription in accordance with Section 3.6 hereof, [***].

         3.6 Additional Subscription

                  In addition to the subscription set forth in Section 3.4 hereof, within thirty (30) days of the execution of this Agreement, International shall increase its registered capital of EURO 150,000 to EURO 250,000 by way of the issue of [***]


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The new shares shall be [***]. As a result of the Additional Subscription, the
Parties shall have the following percentage interest in International: (i) [***], and (ii) [***]. Statutory protection rights of Authentidate (Bezugsrecht) shall be excluded for the purposes of the Additional Subscription.

         3.7 Any increase in the authorized or paid-in capital in addition to that set forth in Article III, shall be effected in accordance with Section 6.1(c).

         3.8 Additional Capital

         (a) In the event International, or any Joint Entity, requires capital in excess of 3,250,000DM within one year from the date of this Agreement, Windhorst will make this additional capital available to International without dilution to Authentidate's equity share. The mechanism by which such additional capital is made available shall be mutually agreed upon by Windhorst and Authentidate.

          (b) Subject to Section 6.1(c), the Board of Directors may, by written notice to the Parties, call for the Parties to subscribe for additional shares of capital stock of International, or any Joint Entity, or to make loan guarantees or loans to International in proportion to their respective equity interests at any time. Each party agrees to provide such additional capital or support in accordance with the action of the Board of Directors. To the extent a Party does not fully subscribe to its pro rata share of such additional stock, the remaining parties shall be entitled to purchase any of such unsubscribed shares of stock in proportion to their respective pro rata share. Each party agrees (i) to advise the Company of its intention to subscribe to its pro rata share of any additional stock at the earliest practicable date and in any event within five (5) business days following a determination by the Board of Directors to issue additional stock and (ii) to pay the purchase price in cash for such shares not later than fifteen (15) days thereafter. The parties agree that the funding of any future capital requirement shall be subject to a stockholder resolution. If the parties cannot agree on the funding within fourteen days after the respective funding requirement has been addressed to the stockholders in writing, this Agreement shall be deemed terminated in accordance with Section 10.1(d).

                                   ARTICLE IV
                     SHARE CERTIFICATES; TRANSFERS OF SHARES

         4.1 Share certificates if issued by International or any Joint Entity shall be in registered form and their transfer, encumbrance or similar disposition shall require, as a condition precedent for the validity of such transfer, encumbrance or similar disposition, the consent of the Executive Board (Vorstand) of International (Vinkulierte Namensaktien).

         4.2 Notwithstanding the provision of Section 4.1 above, upon the establishment of International, or any Joint Entity, each Party may notify International or the Joint Entity, in writing that it does not want International, or the Joint Entity, to issue share certificates for the


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shares of such Party and upon such notice International, or the Joint Entity, shall not issue share certificates.

         4.3 Upon receipt of such notices from the Parties, International or Joint Entity shall enter without delay, in its shareholders register book and any duplicate thereof, a statement to the effect that no share certificate representing the shares subscribed to by the Parties shall be issued unless a Party shall subsequently so request in writing.

         4.4 Each Party covenants and agrees that it will not request International, or any Joint Entity, to issue any share certificate representing the shares held by such Party without the prior written consent of the other Parties hereto, which shall not be unreasonably withheld.

         4.5 During the term of this Agreement, any share certificate issued hereunder will bear the following legend:

                            "Transfer of the shares of stock represented by this
                           certificate is subject to the Joint Venture Agreement dated March __, 2000, a copy of which is on file at the principal office of the Company in Rahden, Germany."

         4.6 Any Transfer of registered share(s) shall not be valid unless approved by the Board of Directors, and no Transfer shall be binding on International, or any Joint Entity, unless and until the name and address of the transferee is duly entered into the Register of Shareholders following such Transfer.

         4.7 Notwithstanding the foregoing, any Party (i) may Transfer its interest in International or a Joint Entity to an Affiliate of such Party, and
(ii) may Transfer an interest to PFK Acquisition Company I, LLC or its
Affiliates.

         4.8 Any Transfer by a Party of an interest in any Joint Entity shall be effective only upon the execution and delivery by the transferor of an appropriate irrevocable and unconditional guarantee to continue to be bound by the provisions of this Agreement and the constituent documents of each Joint Entity together with instruments of assumption under which the Affiliate agrees to be bound by this Agreement and the constituent document of each Joint Entity. An assignment or Transfer shall not release the transferor of any of its obligations hereunder or under any constituent document relating to a Joint Entity.

         4.9 Any Party may Transfer this Agreement and all of its rights and obligations hereunder to any Party acquiring all or substantially all of the business of such Party whether by merger, sale of assets or otherwise subject to the provisions of Section 4.8.




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
                                    ARTICLE V
                         BUSINESS PLAN OF INTERNATIONAL

         5.1 Business Plan.

         (a) The Parties will cooperate and work together to develop promptly the Business Plan for each fiscal year of International, to be mutually agreed upon by the parties. No later than thirty (30) days after the execution of this Agreement and forty-five (45) days prior to the commencement of each fiscal year of International, the Parties will mutually agree on a Business Plan for the ensuing fiscal year, which shall include projections of revenue, expenses and net income on a quarterly basis, and the timing and geographical order of the development and marketing of the Service. The Parties agree to use their best efforts in good faith to agree on such Business Plan, taking into account, all relevant business factors relating to International. The Business Plan will cover the business and operations of International and any Joint Entity established proposed.

         (b) Windhorst shall have initial responsibility for drafting the first Business Plan which shall include a strategy for developing the Service in four European countries, including Germany, and three Asian countries, including China during the year 2000. Thereafter, Windhorst shall assist the management of International in preparing the Business Plan for the approval of the Parties.

         (c) In furtherance of the implementation of the Business Plans, Windhorst shall provide the marketing, sales and managerial services to International and/or the Joint Entities necessary to implement the Business Plan for International and/or the Joint Entities.

         (d) Subject to the provisions of 8.3(b), and in furtherance of the implementation of the Business Plan, Bitwise and Authentidate shall provide support and training to the employees of International to assist International in developing the Service in "local languages".

         (e) No Party shall have the right to represent any other Party in any negotiations with third parties nor enter into any agreement with a third party for the account of the other Parties or their joint account, without the prior written approval of the unrepresented Party. The Party engaging in such unauthorized conduct and/or causing liability therefrom shall be in breach of this Agreement and shall hold the other Parties harmless for any claims raised by a third party.

         (f) To the extent that any Party hereunder provides services as described in this Article V, as opposed to ordinary business expenses incurred by International, such Party shall be reimbursed by International for the cost of such services.



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
                                   ARTICLE VI
                           MANAGEMENT OF INTERNATIONAL

         6.1 Board of Directors

         (a) The business and affairs of International will be managed under the direction of a three person Board of Directors, two of whom will be nominated by Windhorst and one of whom will be nominated by Authentidate. The Parties agree to vote their shares for the nominees of Windhorst and Authentidate. The Board of Directors shall be responsible for strategic planning and the implementation of the Business Plans. The Executive Board shall consist of the members of the Board of Directors.

         (b) Except as otherwise required by mandatory provisions of law and as otherwise provided herein, resolutions of the Board of Directors shall be adopted only by the affirmative vote of a majority of the Directors present at a meeting duly called at which a quorum is present or upon the unanimous written consent of the Directors. Two members of the Board of Directors shall constitute a quorum for the transaction of business provided at least one Director designated by Bitwise and Authentidate is present.

         (c) Notwithstanding the foregoing, the unanimous written consent of the Board of Directors shall be required to:

                  (i) Designate a chief executive officer of International, and fix the terms of such employment.

                  (ii) Sell additional equity interests in International or any Joint Entity.

                  (iii) Enter into joint venture agreements or sub-license agreements.

                  (iv) Approve (1) any merger or consolidation, whether or not International is the surviving corporation; (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of International;
                           (3) any acquisition of all or substantially all of the capital stock or assets of any other entity; or
                           (4) the liquidation or voluntary dissolution of International.

                  (v) Approve any capital expenditure of DM 500,000 or more.

                  (vi) Issue or sell any debt securities, including any Shareholder loan or guaranty.

                  (vii) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock (or of any warrants, rights or options to acquire any such shares).



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
                  (viii) Incur or guarantee (directly or indirectly) any indebtedness in excess of DM 500,000.

                  (ix) Amend, alter or repeal any provision of its Articles of Incorporation or By- laws.

         (d) In the event that the position of a Director becomes vacant, for any reason, the Parties agree to cause their shares to be voted to elect as a replacement for such Director a person nominated by the party who nominated the Director whose position is vacant.

         6.2 Meetings of the Board of Directors.

         (a) Notwithstanding mandatory German law, the following provisions shall be applicable to the meetings of the Board of Directors:

                  (i) The Board of Directors shall hold all meetings in English. Such meetings shall be held at least quarterly.

                  (ii) Any member of the Board of Directors may at any time call for a special meeting of the Board of Directors upon five (5) Business Days prior notice to the Members of the Board of Directors, specifying the date and agenda of the meeting and requesting the other Parties immediately to specify the time and place of the meeting in accordance with Section 6.2(a)(iii). If the Party required to specify the time and place of the meeting fails to do so within twenty-four hours of receipt of a request therefor, the Party calling for the special meeting shall specify the time and place within 24 hours thereafter. Such notice may be waived in writing before or after such meeting or by attendance at such meeting. A Party may propose an agenda item for discussion at such meeting by written notice to the other Parties. In addition, any item which the Parties agree to discuss at a Board of Directors meeting shall be considered to be an agenda item at such meeting.

                  (iii) Regular meetings of the Board of Directors shall be alternated between: (i) the principal offices of International, and (ii) New York, New York, unless the Parties establish any other place for meetings by mutual agreement. Special meetings shall be held in the location and at the time specified (in accordance with this subsection) by the Party which did not call the meeting.

                  (iv) Members of the Board of Directors may participate in such meetings by means of a conference telephone or similar means of communication if all persons participating in the meeting are able to hear one another, and any such Director shall be deemed to be present at such meeting. Any action that may be taken at a meeting may also be taken by unanimous written consent.

                  (v) The Board of Directors shall have and may exercise such powers as the Parties may delegate from time to time, and the authority of the Board of Directors may be modified or terminated at any time by agreement of the Parties.


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                  (vi) Minutes of all meetings shall be kept by a mutually
agreeable individual and shall be subject to written approval of a Director nominated by each Party. All minutes shall be maintained in English and such other language as may be required by local law.

                  (vii) Meetings of the Board of Directors may be attended by guests invited by the members of the Board of Directors pursuant to the unanimous approval of the Board of Directors.

         6.3 Executive Board (Vorstand)

         (a) As soon as possible after the execution and delivery of this Agreement, the Board of Directors shall appoint a first member of the Executive Board (Vorstand) who shall serve as Chief Executive Officer of International (the "International CEO") who shall have the following duties and responsibilities:

                  (i) to prepare reports and recommendations for presentation to the Board of Directors, including, without limitation, in respect of decisions which require the approval of the shareholders of International or any Joint Entity;

                  (ii) to prepare necessary Business Plans for each of International and the Joint Entities for approval by the Board of Directors as well as such overall strategic, marketing, advertising and other general plans which require approval by the Board of Directors;

                  (iii) to prepare proposals for investment by the Board of Directors;

                  (iv) to implement the resolutions of the Board of Directors;

                  (v) to advise, supervise and coordinate the International and the Joint Entities business, operations and management; and

                  (vi) to oversee all day to day operating aspects of the business of International and the Joint Entities.

         (b) The International CEO shall report to the Board of Directors.

         6.4 Accounting

         (a) International shall keep all books of accounts and make all financial reports in accordance with the standards prescribed by German laws and regulations and established accounting principles in Germany, which, to such extent as may be practicable, shall also conform to Generally Accepted Accounting Principles in the United States. International shall prepare (1) preliminary financial statements, including without limitation a balance sheet and income statement, within fifteen days after the end of each of the first three quarters of it's fiscal year, followed by unaudited finalized versions thereof within fifteen days thereafter; (2) unaudited finalized financial statements, including without limitation a balance sheet and income statement, within thirty days after the end of the fourth quarter and its entire fiscal year; and (3) such further reports as shall be required by the Board of Directors. Copies of all such reports shall immediately be forwarded to Windhorst, Bitwise and Authentidate in English. International shall provide any financial statement required by Bitwise to meet its United States reporting requirements as a public company. All such financial statements shall be stated in both DM and US Dollars using the exchange rate in effect at the end of the applicable fiscal period.

         (b) Certified Public Accountants

         International shall, at its expense, appoint a firm of certified public accountants of good repute and mutually acceptable to Bitwise, Authentidate and Windhorst, to audit its books of account for each accounting period. Said certified public accountants shall issue an audit report before the regular meeting of Shareholders, copies of which shall be forwarded to each party with an English translation being provided to Windhorst, Bitwise and Authentidate. Each audit report shall be in reasonable detail and shall contain such financial data as either Bitwise, Authentidate or Windhorst may deem necessary in order to keep it advised of International's financial status.

         (c) Right of Inspection

         At all times after International's incorporation, each Party shall have the right by its duly authorized representative or accountant to inspect and have full access to all properties, books of account, records and the like of International and the Joint Entities, and International and the Joint Entities shall furnish to the requesting Party all information concerning the same which the requesting Party may reasonably require in connection with a complete examination thereof, and the requesting Party shall have the right to inspect and make copies from the books and records of International at all reasonable times.

         (d) Fiscal Year

         International shall adopt June 30 as the end of its fiscal year.


                                   ARTICLE VII
                     ADDITIONAL CONSIDERATION FOR WINDHORST

         7.1 As additional consideration for the fulfillment of its obligations under this Agreement, and subject to the contribution of capital by Windhorst in accordance with Article III, Bitwise hereby grants Windhorst the Bitwise Warrants, and Authentidate hereby grants Windhorst the Authentidate Warrants.

         7.2 Upon delivery in good funds of the Initial Capital Contribution by Windhorst, Windhorst shall be granted and issued a warrant to purchase
[xxx] Shares of Common Stock of Authentidate at a purchase price of [xxx] per share. The Authentidate Warrant will be exercisable for a period of three years from the date hereof and the shares of Authentidate Common Stock issuable upon exercise of the Authentidate Warrant will be subject to piggy-back registration rights for Selling Shareholder registration statements and one demand registration right exercisable at any time after six months from Authentidate's initial public offering ("IPO"). Windhorst and PFK shall agree to any restriction on resale of the Warrant Shares required by the underwriter of the IPO up to six months after the date of the registration statement covering the Warrant Shares. The Authentidate Warrant will be in the form of
Exhibit 7.2. It is anticipated that Windhorst will transfer a portion of these warrants to PFK Acquisition Group I, LLC ("PFK"). PFK agrees to be bound by the provisions of this Article 7.2 and agrees to execute such agreement as may be appropriate to establish its agreement to the terms and provisions of this Agreement.

         7.3 Upon delivery in good funds of the Initial Capital Contribution by Windhorst, Windhorst shall be granted and issued a warrant to purchase 250,000 Shares of Common Stock of Bitwise at a purchase price of US$8.03125 per share. The Bitwise Warrant will be exercisable for a period of three years from December 6, 1999 and the shares of Bitwise Common Stock issuable upon exercise of the Bitwise Warrant will be subject to piggy-back registration rights for Selling Shareholder registration statements. Fifty percent of the Warrant Shares may be publicly sold after June 6, 2000 and the balance after December 6, 2000. Windhorst shall be entitled to one demand registration statement at its own expense at any time. The Bitwise Warrant will be in the form of Exhibit
7.3. It is anticipated that Windhorst will transfer a portion of the Authentidate Warrant to PFK. PFK agrees to be bound by the provisions of this
Article 7.3 and agrees to execute such agreement as may be appropriate to establish its agreement to the terms and provisions of this Agreement.

         7.4 The following legend shall be placed on the certificate(s) evidencing the Bitwise Warrant, the Authentidate Warrant and the Warrant Shares:

         THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

         7.5 Upon payment of the Capital Contribution by Windhorst, Windhorst shall be granted the right to nominate one individual for election to the Board of Directors of Bitwise. Bitwise agrees to use its best efforts (which shall include, but shall not be limited to, the solicitation of proxies, if necessary) to elect the designee of Windhorst to the Bitwise's Board of Directors; provided such nominee agrees to resign effective upon the termination of this Agreement. The term of office for this individual shall continue from time to time as long as the Agreement shall not have terminated.

                                  ARTICLE VIII
                      LICENSING OF AUTHENTIDATE TECHNOLOGY

         8.1 Authentidate License

         (a) In consideration of the performance by Windhorst of its obligations under this Agreement, Authentidate shall, or shall cause a direct or indirect subsidiary of Authentidate to, extend to each of International and the Joint Entities the exclusive rights, benefits, privileges and obligations set forth in the License annexed as Exhibit 8.1. The License shall be modified to the extent necessary to protect the rights of Authentidate in its property under local laws in the country or countries in which the Service is offered, as determined by Authentidate in its discretion.

         (b) All software included within the Technology licensed under the Authentidate License shall include the Source Code (except for software not owned by Authentidate and for which Authentidate does not have source code distribution rights). Except to the extent necessary to develop localized versions of the Authentidate software, the Source Code shall not be licensed or delivered to International and/or the Joint Entities, but shall be held in escrow as provided below. The Source Code will be updated by Authentidate not less frequently than semi-annually, including all changes to the software since the previous update. The Source Code shall be held in escrow in the United States by an independent third party for the benefit of International and/or the Joint Entities in accordance with the provisions of the escrow agreement by and among the Parties and the escrowee. The annual cost of the escrow agent to retain the Source Code in escrow shall be paid by International.

         (c) Promptly upon formation and organization of a Joint Entity, Authentidate shall or shall cause a direct or indirect subsidiary of Authentidate to, execute and deliver to each Joint Entity, and Windhorst and Authentidate shall cause each Joint Entity to execute and deliver to Authentidate or such direct or indirect subsidiary of Authentidate, the License in accordance with this Agreement and an agreement to be bound by the terms and conditions of this Agreement .

         8.2 Authentidate Initial Technology Development

         (a) The primary responsibility for developing and maintaining localized versions of the Authentidate software shall be assumed by International and the Joint Entities. Authentidate shall use its best efforts to assist the Joint Entities in developing the same software functionality under the Authentidate License as its system in the United States, subject to localization.

         (b) All localization costs shall be borne by International and the Joint Entities. Authentidate shall be entitled to reimbursement of the costs which it incurs in connection with assisting International and the Joint Entities in developing and maintaining localized versions of the software. Such reimbursement shall be paid within fifteen (15) after invoice by Authentidate.

         (c) Any individual or entity granted access to the Source Code in furtherance of this Article VIII shall enter into a confidentially agreement to the reasonable satisfaction of Authentidate prior to the delivery of the Source Code.

         (d) Authentidate shall provide, at its New York facilities, training of personnel of International, without additional charge on three occasions, as soon as reasonably necessary to permit International to provide the Service contemplated by this Agreement. In its discretion, Authentidate may assign a technical support representative at International's offices to provide ongoing training and technical assistance to employees of International.

         8.3 Authentidate Ongoing Development

         (a) Authentidate and Windhorst agree to make all reasonable efforts to assure the compatibility of the Service in the Territory whenever reasonably feasible. International and/or any Joint Entity proposing any technical changes in the Service which affect the operation, functionality, performance, integrity, reliability, security or availability of any Service must obtain the written consent of Authentidate prior to implementing such change, which consent shall not be unreasonably withheld.

         (b) Changes made pursuant to this Section 8.3 shall be based on specifications reasonably approved by Authentidate and shall be subject to quality assurance testing by Authentidate to its reasonable satisfaction prior to installation to determine conformity to specifications. To the full extent permitted by law, Authentidate shall retain full ownership and the full and exclusive exploitation rights of all changes in the Authentidate Source Code and any new or modified product arising out of or related to the Technology. At the request of Authentidate, any Joint Entity or developer engaged by or on behalf of a Joint Entity shall execute such documents of assignment as may be required to give effect to this section.

         (c) All proposed or completed changes and improvements to the Source Code shall constitute confidential information of Authentidate. Windhorst acknowledges that Authentidate shall have the right to make public announcements relating to current and future products and all development plans.

         (d) Authentidate, International and Windhorst will be entitled to have a designee attend all product development meetings held by International and/or a Joint Entity and participate therein.

         (e) The Joint Entities shall advise Authentidate of plans for all current and future products and services to be provided by International and the Joint Entities as part of its business, which information shall be provided on a quarterly basis.

         8.4 Web Sites

         (a) Any Web Site of Authentidate, International and the Joint Entities for the Service shall contain text primarily in the official language of the country which the Web Site is intended to serve.

         (b) Each of Authentidate, of International and the Joint Entities shall provide a Link on their respective Web Sites for the Service to each of the Web Sites maintained for the Service by Authentidate, International and the Joint Entities. Each of Authentidate, International and the Joint Entities and any other third party which may be licensed by Authentidate in past or future shall advise any customer to use the local service in their respective countries, if available. This advise shall be included in every customer contract and sign-up form.

         8.5 Territorial Limitation

         (a) The term "Territory" as used with respect to the Authentidate License, the rights conveyed thereunder, technology and trademarks shall refer to and shall only constitute a limitation on the geographical area where the business of Authentidate, International or a Joint Entity, or any third party which may be licensed by Authentidate is physically situated or the geographical area where the Service of Authentidate, International or a Joint Entity, or any third party which may be licensed by Authentidate is intended to be offered as determined on the basis of solicitation, advertising and the location of operations, but shall not constitute a limitation in terms of the access which is allowed or granted to users of such services, it being understood that no access limitation is intended by the use of such term. Authentidate, International, the Joint Entities and any other third party which may be licensed by Authentidate in the past or the future shall not use, offer, sell or market the service outside their respective territories directly or through third parties.

         8.6 Trademarks

         (a) Authentidate presently owns the trademark, trade name and service mark "Authentidate" and Authentidate will file with the appropriate governmental authorities all documents required to register the marks in the Territory (the "International Marks"). Authentidate shall grant to each of International and the Joint Entities, upon their request and in accordance with the terms of the License, the nonexclusive, perpetual right, without royalty, to use the International Marks to market the Service in the Territory.

         (b) Authentidate hereby covenants to take all actions reasonably requested by the Joint Entities to secure protection for the International Marks.

         (c) The defense of the International Marks shall be a expense to be borne by the Joint Entities. Authentidate shall have control over the defense of any claim in respect of the International Marks, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that: (i) Authentidate may not settle any claim without the written consent of Windhorst, International and/or any Joint Entity unless either (A) such settlement releases Windhorst, International and/or any Joint Entity fully or (B) Windhorst, International and/or any Joint Entity is not a party to such claim; and (ii) Authentidate shall promptly provide Windhorst with copies of all pleadings or similar document relating to any claim. International and the Joint Entities shall promptly reimburse Authentidate for the costs of prosecuting or defending any claim with respect to the International Marks; provided, that in the event International and the Joint Entities elect to relinquish their License in the country where the claim arose, Authentidate shall thereafter pay for all costs associated with the defense of such claim. Claims, including costs, not related to the Territory, shall be the sole responsibility of Authentidate.

         (d) International and each Joint Entity may adopt and register additional local trademarks or service marks, provided that any mark used in combination with the International Mark shall be subject to the prior approval of Authentidate.

         (e) Any trademarks or service marks which refer to "Authentidate" shall be the property of Authentidate, subject to the License.

         8.7 Patents

         (a) [* * *]

         (b) Authentidate hereby covenants to take all actions reasonably requested by the Joint Entities to secure protection for the International Patents.

         (c) The defense of the International Patent shall be a expense to be borne by International and the Joint Entities. Authentidate shall have control over the defense of any claim in respect of the International Patent, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that: (i) Authentidate may not settle any claim without the written consent of Windhorst, International and/or any Joint Entity unless either (A) such settlement releases Windhorst, International and/or any Joint Entity fully or (B) Windhorst, International and/or any Joint Entity is not a party to such claim; and (ii) Authentidate shall promptly provide Windhorst with copies of all pleadings or similar documents relating to any claim. International and the Joint Entities shall promptly reimburse Authentidate for the costs of prosecuting or defending any claim with respect to the International Patents; provided, that in the event International and the Joint Entities elect to relinquish their License in the country where the claim arose, Authentidate shall thereafter pay for all costs associated with the defense of such claim. Claims, including costs, not related to the Territory, shall be the sole responsibility of Authentidate.

         (d) Any advancement, modification, extension of, or product developed from, the Technology, shall be exclusively owned by Authentidate, subject to the Authentidate License.

         (e) Should any licensed product become or, in Authentidate's opinion, be likely to become, the subject of any patent infringement claim, Authentidate shall, at its sole option, and for purposes of eliminating or mitigating any claim: (a) procure the right (for International and each Joint Entity which is an authorized licensee thereof) to continue using the licensed product; or (b) replace or modify the Authentidate License or the Service so that it becomes non-infringing. The cost of procuring the right for International and the Joint Entities shall be borne by International and the Joint Entities.

         8.8 Disclaimer of Warranty

         (a) Neither Bitwise and Authentidate, nor their employees or representatives shall be liable to International, the Joint Entities or any other Party for any damages whatsoever, losses or injuries, including foreseeable and unforeseeable damages resulting from the use or application of the Technology transferred under this Agreement, excluding damages for breach of or default in this Agreement or the License.

         8.9 Quality Control

                  International and the Joint Entities shall maintain quality control standards at least equal to those employed by Bitwise and Authentidate. Authentidate shall have the right to visit the facilities of International and the Joint Entities at all reasonable times to observe the operations contemplated by this Agreement.

         8.10 To the extent that Bitwise/Authentidate enters into an agreement with third parties to provide unique services, other than the Service, using the Technology, International and the Joint Entities agree to provide the Service for such services in the Territory and conversely Bitwise/Authentidate agrees that they shall not provide the Service for such other services within the Territory.

         8.11 International and the Joint Entities agree not to enter any agreements with third parties, and will not themselves provide unique services other than the Service, using the Technology.


                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

         9.1 Mutual Representations and Warranties

         (a) Representations and Warranties. Each Party represents and warrants to each other Party that such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate or contravene any applicable law or regulation or any agreement to which such Party is a party or by which it is otherwise bound, and when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

         9.2 Representations and Warranties of Bitwise and Authentidate

         (a) Bitwise and Authentidate represent and warrant that:

                  (i) to their knowledge, Authentidate is the sole and exclusive owner of the Technology, free and clear of any claims, liens, charges or encumbrances;

                  (ii)     [* * *]

                  (iii) Authentidate presently owns the trade name, trademark and service mark "Authentidate";

                  (iv) Authentidate has neither licensed the Technology nor the use of the trade name, trademark or service mark to any other person or entity in the Territory in a manner which may interfere with the use thereof by International and/or the Joint Entities;

                  (v) to the best knowledge of Bitwise and Authentidate, there are no restrictions, whether by contract, operation of law, or otherwise, on their ability to grant to International and the Joint Entities the exclusive right to use the Technology in the Territory; and

                  (vi) The Bitwise Warrants, the Authentidate Warrants and the Warrant Shares, after payment therefor, are not and will not be subject to any preemptive or other similar rights of any stockholder, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

         9.3 Representations and Warranties of Windhorst

         Windhorst hereby represents and warrants that:

         (a) It is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         (b) Windhorst has conducted its own due diligence review of Bitwise and Authentidate to the extent it deems necessary and has not relied on the statements, advice or recommendations or any other person or entity in connection with the transactions contemplated hereby.

         (c) It has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect its interests in connection with this transaction, and its investment in Bitwise and Authentidate is not material when compared to its total financial capacity.

         (d) It understands the various risks of an investment in Bitwise and Authentidate as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing its entire investment.

         (e) It acknowledges that no market for the Bitwise Warrants and Authentidate Warrants, or shares of common stock of Authentidate presently exists and none may develop in the future and that it may find it impossible to liquidate its investment at a time when it may be desirable to do so, or at any other time.

         (f) It has been advised that the Bitwise Warrants, Authentidate Warrants and the Warrant Shares have not been registered under the Securities Act, and that all the foregoing securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that Bitwise's and Authentidate's reliance thereon is based in part upon the representations made by Windhorst in this Agreement. Windhorst acknowledges that it has been informed by Bitwise and Authentidate, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, Windhorst agrees that, except for transfers to PFK, no sale, assignment or transfer of the Bitwise Warrants, Authentidate Warrants or the shares underlying the Bitwise and Authentidate Warrants shall be valid or effective, and neither Bitwise nor Authentidate shall be required to give any effect to any such sale, assignment or transfer, unless
(i) the sale, assignment or transfer of the foregoing securities are registered under the Securities Act, (ii) the foregoing securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the foregoing securities, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. Windhorst acknowledges that the Bitwise Warrant, Authentidate Warrants and the shares underlying the Bitwise and Authentidate Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing any underlying shares shall bear the legend set forth in
Section 7.4.

         (g) Except for transfers to PFK, Windhorst will acquire the Bitwise and Authentidate Warrants for its own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that it has no present intention of distribution or selling to others any of such interest or granting any participation therein.

         9.4 Limitation of Liability. EXCEPT AS PROVIDED IN THIS ARTICLE IX, AND EXCEPT FOR A LIABILITY ARISING AS A RESULT OF A CLAIM FOR BREACH OF, OR A DEFAULT IN, THIS AGREEMENT OR THE LICENSE, UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT OR THE LICENSE, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

         9.5 EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IX, NO PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

           9.6 EXCLUSIVE REMEDIES. THE RIGHTS AND REMEDIES SET FORTH IN THIS
ARTICLE IX CONSTITUTE THE ENTIRE OBLIGATIONS AND THE EXCLUSIVE REMEDIES OF THE PARTIES CONCERNING INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR THIRD PARTY CLAIMS.


                                    ARTICLE X
                              TERM AND TERMINATION

         10.1 Term. The term of this Agreement shall commence on the date of execution and delivery of this Agreement (the "Effective Date"). This Agreement shall expire when terminated:

         (a) After a material breach by any Party in accordance with the provisions of Section 10.2;

         (b) Upon thirty (30) days prior written notice by Bitwise and Authentidate to Windhorst after the failure of International and/or the Joint Entities to satisfy the terms and conditions to maintain exclusivity of the License;

         (c) Upon mutual agreement of the Parties.

         10.2 Termination

                  Any Party which is not in material breach of this Agreement shall have the right to terminate this Agreement upon the occurrence of the events set forth below:

         (a) The other Party is in material breach of any material term, condition or covenant of this Agreement and the breaching Party fails to cure such breach within thirty (30) calendar days after the receipt of written notice of such breach (unless such other Party commences the cure of such breach within such 30 day period, which cure can be reasonably expected to be completed after the expiration of such 30 day period but within a reasonable time, and is actually cured within a reasonable time); or

         (b) An event of bankruptcy occurs with respect to the other Party. For purposes of the foregoing, an event of bankruptcy with respect to a Party means any of the following circumstances (or the substantial equivalent under applicable law in any other country):

                   (i) the commencement by the Party of a voluntary case under the United States Bankruptcy Code or an equivalent law as applicable to such Party in Europe,

                  (ii) the commencement against the Party of an involuntary case under the United States Bankruptcy Code or an equivalent law as applicable to such Party in Europe if the case is not vacated within ninety calendar days after commencement,

                   (iii) the entry of a final order by a court of competent jurisdiction finding the Party to be bankrupt or insolvent, ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its general creditors or assuming custody of or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed upon appeal or otherwise stayed within ninety calendar days of issuance; or

                  (iv) the Party makes an assignment for the benefit of, or enters into a composition with its creditors, or appoints or consents to the appointment of a receiver or other custodian for all or a substantial part of its property.

         (c) Termination under subsection (a) shall be effective upon delivery of notice of the expiration of the cure period or the expiration of a stated time period, as the case may be, and termination under subsection (b) will become effective immediately upon written notice of termination at any time after the occurrence of the event.

         (d) This Agreement may be terminated at any time by the mutual consent of all the Parties hereto.

         (e) Upon termination (i) International shall be dissolved and its debts shall be paid to the extent it has assets to do so, other than the Technology, the License, and the International Marks; (ii) the Technology, the License and the International Marks shall be returned to Authentidate and credited against repayment of Bitwise/Authentidate's original capital contribution in an amount equal to the evaluation of the Technology in accordance with Section 3.5; (iii), the Parties are paid an amount in cash equal to their original capital contributions (after giving credit to Bitwise/Authentidate as provided in Section 10.2(e)(ii); and (iv) to the extent that International has assets remaining other than the Technology, the License and the International Marks, those assets shall be distributed to the Shareholders of International pro rata in accordance with their shareholdings. Notwithstanding the foregoing, upon the dissolution of International, all Licenses granted by Bitwise and/or Authentidate shall terminate and all patents, trademarks, know-how Technology shall be the sole property of Authentidate.

                                   ARTICLE XI
                                 CONFIDENTIALITY

         11.1 Confidentiality, Non-Disclosure

         (a) Each of Windhorst, Bitwise and Authentidate covenants and agrees, on behalf of themselves, their Affiliates, parents, subsidiaries, directors, officers, employees, agents, successors and assigns, that they shall not, at any time during or after the termination of this Agreement, except when acting on behalf of and with the written authorization of the other Parties, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party. No Party will disclose the others' Confidential Information to its employees and agents except on a "need-to-know" basis.

         (b) Confidential Information means any information of a Party disclosed to the other party in the course of this Agreement, which is identified as, or should be reasonably understood to be, confidential to the disclosing Party, including, but not limited to, trade secrets and confidential information disclosed to the Parties or known by them as a consequence of their transactions with Authentidate, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations now-how, trade secrets, data, technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and Business Plans, projections, marketing data, information, research and development, customers, pricing and information relating to proposed expansion and this Agreement and all exhibits hereto. Confidential Information will not include information which: (a) is known or becomes known to the recipient directly or indirectly from a third-Party source who obtained the information lawfully other than one having an obligation of confidentiality to the providing party; (b) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (c) is or was independently developed by the recipient without use of or reference to the providing party's Confidential Information, as shown by evidence in the recipient's possession.

         (c) The Parties acknowledge and agree that each may disclose Confidential Information: (a) as required by law or the rules of the National Association of Securities Dealers, Inc. or any applicable securities exchange or any governmental authority required by law; (b) to their respective directors, officers, employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (c) to investors or joint venture partners, who are under an obligation of confidentiality, on a "need-to-know" basis; or (d) in connection with disputes or litigation between the parties involving such Confidential Information and each Party will endeavor to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). In the event a Party is required to disclose Confidential Information as required by law, such party will, to the extent practicable, in advance of such disclosure, provide the disclosing party with prompt notice of such requirement. Such Party also agrees, to the extent legally permissible, to provide the disclosing party, in advance of any such disclosure, with copies of any information or documents such party intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the disclosing party to the extent the disclosing Party may seek to limit such disclosure.

         11.2 Use of Authentidate Business Plan

                  Windhorst and International, and their Affiliates, parents, subsidiaries, directors, officers, employees, agents, successors and assigns covenant and agree to (i) use the Authentidate Business Plan only during the term of this Agreement and for the sole purpose set forth herein; (ii) not to copy, in whole or in part, the Authentidate Business Plan, except as needed to implement the Business Plan of International; (iii) not to disclose the Authentidate Business Plan or any portion thereof outside of International; (iv) to limit dissemination of the Authentidate Business Plan to only those of their employees who have an need to know in order to implement International's Business Plan; and (v) to return the Authentidate Business Plan, including all copies, records and representations thereof, to Authentidate upon the termination of this Agreement.

         11.3 General

         (a) This Article XI shall survive the termination of this Agreement.

         (b) The Parties acknowledge that damages alone may not be an adequate remedy for any breach by any Party of this Article XI, and accordingly, each expressly agrees that, in addition to any other remedies which each may have, each shall be entitled to request injunctive relief in a court of competent jurisdiction.

                                   ARTICLE XII
                              RESTRICTIVE COVENANT

         12.1 Restrictive Covenant

         (a) During the term of this Agreement and for a period of one year after any termination of this Agreement, except for a termination based on a default in or breach of this Agreement or the License by Bitwise or Authentidate, Windhorst agrees that it will not, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the manufacture, development, distribution, marketing and/or sales of technology intended to verify the authenticity of digital images by means similar to those described in Authentidate's patent application in the Territory or geographical areas of operation of International and the Joint Entities.

         (b) During the term of this Agreement, Bitwise and Authentidate agrees that they will not, directly or indirectly enter into or become associated with or engage in any other business in the Territory (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the manufacture, development, distribution, marketing and/or sales of the Service.

         (c) After any termination of this Agreement, nothing in this Article XII shall be construed to prevent Bitwise and Authentidate from developing, distributing, marketing or selling its own products and Technology in the Territory served by International pursuant to this Agreement. Similarly, after any termination of this Agreement, and the one year non-compete period, if applicable, Windhorst shall have the ability to develop and market a service to compete with the Authentidate Business Plan so long as such service was not developed in violation of Articles XI or XII or any of Authentidate's patent or other rights.

         12.2 General

         (a) The Parties acknowledge and agree that the covenants contained in this Article XII are fair and reasonable and of a special unique character which gives them peculiar value and exist in order to protect the Parties and that the Parties would not have entered into this Agreement without such covenants being made to it.

         (b) If any court shall hold that the duration or geographic scope of the non-competition clause, or any other restriction contained in this Article XII is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

         (c) The Parties further acknowledge that damages alone will not be an adequate remedy for any breach by any Party of the covenants contained in this
Article XII, and
accordingly, each expressly agrees that, in addition to any other remedies which each may have, each shall be entitled to injunctive relief in a court of competent jurisdiction.

         (d) The Parties acknowledge that the covenants contained in this
Article XII are separate and distinct from, and shall not be merged with, any similar covenants made by Windhorst, Bitwise and Authentidate in any other agreement, document or understanding.

         (e) The provisions of this Article XII shall survive the termination of this Agreement.


                                  ARTICLE XIII
                                 INDEMNIFICATION

         13.1 Mutual Indemnity

         (a) Each Party represents and warrants to the other Party that such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate or contravene any applicable law or regulation or any agreement to which such Party is a party or by which it is otherwise bound, and when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms. Each Party agrees to indemnify and hold harmless each other Party to this agreement for a breach of the foregoing representations and warranties on such terms as set forth in this Agreement.

         13.2 Additional Indemnity By International

         International shall defend, indemnify and hold harmless Windhorst, Bitwise and/or Authentidate (the "Indemnified Parties"), and their affiliates, directors, officers, employees and agents, against and from any cause of action, claim, action or suit, including claims for civil liability, for recovery of any damages, losses or injuries, as well as all costs and reasonable attorneys' fees relating thereto arising out of any use by International of the Technology. The Indemnified Parties shall give International prompt written notice of any patent infringement claim against any them.

                                   ARTICLE XIV
                                     GENERAL

         (a) Press Releases and Public Announcements. Except as provided by
Section 8.3(c), no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in

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
which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including but not limited to, the Preliminary Agreement.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. Except as otherwise provided herein, all notices, requests, demands, claims, and or other communications to be given hereunder will be in writing and will be (as elected by the party giving such notice): (a) personally delivered; (b) transmitted by postage prepaid registered or certified airmail, return receipt requested; (c) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission concurrently transmitted by postage prepaid registered or certified airmail, return receipt requested); (d) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (e) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (y) three
(3) days after the date of posting if transmitted by certified mail. Notice hereunder will be directed to a party at the address for such party as set forth below. Either party may change its address for notice purposes hereof on written notice to the other party pursuant to this Section 14 (f).

         If to Bitwise:                         Copy to:

         John T. Botti                          Victor J. DiGioia, Esq.
         Bitwise Designs, Inc.                  Goldstein & DiGioia, LLP
         2165 Technology Drive                  369 Lexington Avenue, 18th Floor
         Schenectady, New York 12308            New York, New York 10017

         If to Authentidate:                    Copy to:

         John T. Botti                          Victor J. DiGioia, Esq.
         Bitwise Designs, Inc.                  Goldstein & DiGioia, LLP
         2165 Technology Drive                  369 Lexington Avenue, 18th Floor
         Schenectady, New York 12308            New York, New York 10017

         If to Windhorst:                       Copy to:

         Jan C. Wendenburg                      Weil, Gotshal & Manges
         Windhorst Electronics GMBH             Attn. German Desk
         Werner von Siemens Strasse 6-10        One South Place
         D-32369 Rahden   Germany               London EC2M 2WG, UK

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (g) Governing Law. This Agreement has been executed in the State of New York, and except as otherwise provided herein, its validity, interpretation, performance, and enforcement will be governed by the laws and courts of such state, without application of the conflict of law principles thereof.

         (h) Jurisdiction and Venue. Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of New York City, New York and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

         (i) Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise provided herein to the contrary. The undersigned agree that any and all disputes or disagreements relating to this agreement shall be submitted to arbitration before the American Arbitration Association in accordance with the rules and procedures governing such proceedings and that the venue for any such proceeding shall be within the State of New York. The parties further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding, and agree that service of process upon each other mailed by certified mail to each other's address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties further agree each party shall bear their own costs of the arbitration as well as the costs of its own attorneys' fees.

         (i) Amendments. This Agreement may be amended by the parties hereto at any time prior; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (m) Language. This Agreement is executed in the English language. All notices sent hereunder shall also be in the English language. In the event of any difference, discrepancy or conflict between the English version and any German version of this Agreement, the English version shall be controlling in all respects.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                        BITWISE DESIGNS, INC.


                                        --------------------------------
                                        By John T. Botti, President

                                        AUTHENTIDATE.COM, INC.


                                        --------------------------------
                                        By John T. Botti, President

                                        WINDHORST NEW TECHNOLOGIES AGi.G


                                        --------------------------------
                                        By Jan C. Wendenburg,
                                        Managing Director - Sales & Marketing



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